                            Exhibit 23

           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Technology Research Corporation:

We consent to incorporation by reference in the registration statement (No. 333-96975,
No. 333-110825, No. 333-131633 and No. 333-132006) of Form S-8 of Technology
Research Corporation of our report dated June 27, 2008, with respect to the consolidated balance sheets of Technology Research Corporation and subsidiary as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2008, and the related financial statement schedule, which report appears in the March 31, 2008, annual report on Form 10-K of Technology Research Corporation.

Our report dated June 27, 2008, contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/  KPMG LLP

June 27, 2008
Tampa, Florida
Certified Public Accountants